Exhibit 99.1

Ingram Micro Announces Pricing of Its Initial Public Offering

Irvine, California – October 23, 2024 – Ingram Micro Holding Corporation (“Ingram Micro”) today announced the pricing of its initial public offering of 18,600,000 shares of its common stock at a public offering price of $22.00 per share (the “Common Stock”). The offering consists of 11,600,000 shares of Common Stock offered by Ingram Micro and 7,000,000 shares of Common Stock to be sold by certain of Ingram Micro’s existing stockholders identified in the registration statement. Ingram Micro will not receive any proceeds from the sale of the shares by the selling stockholder. The shares of Ingram Micro’s Common Stock are expected to begin trading on the New York Stock Exchange under the ticker symbol “INGM” on October 24, 2024, and the offering is expected to close on October 25, 2024, subject to customary closing conditions. Ingram Micro will receive net proceeds of approximately $233.1 million after deducting underwriting discounts and commissions and estimated offering expenses and intends to use the net proceeds from the offering to repay a portion of the outstanding borrowings under its term loan credit facility.

In addition, the selling stockholder has granted the underwriters a 30-day option to purchase up to an additional 2,790,000 shares (solely to cover over-allotments, if any) of its Common Stock at the initial public offering price, less underwriting discounts and commissions. Ingram Micro will not receive any proceeds from the sale of shares by the selling stockholder if the underwriters exercise their option to purchase additional shares of Common Stock.

Morgan Stanley, Goldman Sachs & Co. LLC and J.P. Morgan are acting as joint book-running managers for the proposed offering and as representatives of the underwriters for the proposed offering. BofA Securities, Deutsche Bank Securities, Evercore ISI, Jefferies and RBC Capital Markets are acting as bookrunners for the proposed offering. BNP PARIBAS, Guggenheim Securities, Raymond James, Rothschild & Co, Stifel, William Blair, Fifth Third Securities and Loop Capital Markets are acting as co-managers for the proposed offering.

A registration statement, including a prospectus, relating to the Common Stock has been filed with, and was declared effective by, the U.S. Securities and Exchange Commission on October 23, 2024. The proposed offering is being made only by means of a prospectus. Copies of the prospectus relating to the offering may be obtained from: Morgan Stanley & Co. LLC, Prospectus Department, 180 Varick Street, New York, New York 10014, or email: prospectus@morganstanley.com; Goldman Sachs & Co. LLC, Attn: Prospectus Department, 200 West Street, New York, NY 10282 (Tel: 866-471-2526) or by e-mail at prospectus-ny@ny.email.gs.com; and J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or email: prospectus-eq_fi@jpmchase.com and postsalemanualrequests@broadridge.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy the Common Stock, nor shall there be any sale of the Common Stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Ingram Micro

Ingram Micro is a leading technology company for the global information technology ecosystem. With the ability to reach nearly 90% of the global population, we play a vital role in the worldwide IT sales channel, bringing products and services from technology manufacturers and cloud providers to business-to-business technology experts. Through Ingram Micro Xvantage™, our AI-powered digital platform, we deliver a singular business-to-consumer-like experience. We also provide a broad range of technology services, including financing, specialized marketing, and lifecycle management, as well as technical pre- and post-sales professional support.

Forward-Looking Statements

The statements contained in this press release that are not historical facts are forward-looking statements. You can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “estimates,” or “anticipates,” or similar expressions which concern our strategy, plans, projections or intentions. These forward-looking statements may be included throughout this press release, and may relate to matters such as our industry, growth strategy, goals and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources and other financial and operating information. By their nature, forward-looking statements are not statements of historical fact or guarantees of future performance and are subject to risks, uncertainties, assumptions or changes in circumstances that are difficult to predict or quantify. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs and projections will result or be achieved and actual results may vary materially from what is expressed in or indicated by the forward-looking statements. Any forward-looking statement in this press release speaks only as of the date of this release. Ingram Micro undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Contact

Willa McManmon

ir@ingrammicro.com